UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

Mesa Air Group, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 685-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.  Other Events.

Removal of Aircraft from Code Share and Revenue Sharing Agreement with American Airlines

Mesa Air Group, Inc. (“MAG”) has received a withdrawal notice from American Airlines, Inc. (“American”) seeking to permanently withdraw three aircraft from the Code Share and Revenue Sharing Agreement between American and the Company’s wholly owned subsidiary, Mesa Airlines, Inc. (“Mesa Airlines” and together with MAG, the “Company”), dated effective as of February 1, 2001 (as theretofore amended, modified and supplemented, the “American CPA”).  Two of the aircraft will be withdrawn effective May 19, 2020 and the third aircraft will be withdrawn effective June 1, 2020. As previously reported by the Company, American’s withdrawal of these three aircraft stems from withdrawal rights that American previously asserted were triggered in September 2019 and November 2019. At such time, American refrained from exercising such withdrawal rights, however, reserved the right to withdrawal the three aircraft at a later date under certain circumstances.  In light of the rapid grounding of aircraft caused by the COVID-19 virus, the overall reduction in demand for air travel, and the need to reduce capacity, American has elected to remove such aircraft now.

Following the removal of the three aircraft referenced above, the Company will continue to operate 56 CRJ-900 aircraft under the American CPA.

Decline in Block Hours Flown for Major Airlines Partners

The Company further reports that it has experienced a material decline in demand in block hours from both of its major airline partners, American and United Airlines, Inc. (“United” and together with American, the “Partners”) resulting from the spread of the COVID-19 virus.  As a result of this decline in demand and the subsequent capacity reductions by the Company’s Partners, the Company has been asked by its Partners to reduce overall block hours in April by approximately 55%. The Company also anticipates being asked to further reduce block hours for May.  In addition, the Company expects that in concert with its Partners, it will proactively evaluate and cancel additional flights daily, further reducing the Company’s block hours significantly below its published schedule, until there is a recovery in demand for air travel.

Coronavirus Aid, Relief, and Economic Security Act (“CARES”)

The Company also reports that on April 3, 2020 it submitted its application for worker-protection grant funds available under the Coronavirus Aid, Relief, and Economic Security Act (“CARES”) to the Secretary of the Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date: April 6, 2020	By: /s/ Brian S. Gillman
Brian S. Gillman
Executive Vice President and General Counsel